Exhibit 10.3

Execution Version

DEFINITIVE CERTIFICATE

PRINCIPAL AMOUNT: US$[*]	CERTIFICATE NUMBER: [●]

Earthasia International Holdings Ltd.
(泛亞環境國際控股有限公司)

(incorporated in the Cayman Islands with limited liability
whose shares are listed on HKSE with stock code 6128)

US$[*]

5.50% Secured Convertible Notes due in 2023 convertible into the ordinary shares of

Earthasia International Holdings Ltd.(泛亞環境國際控股有限公司)

The Note or Notes in respect of which this Certificate is issued, the identifying number of which is noted above, are in registered form and form part of a series designated as specified in the title (the “Notes”) of Earthasia International Holdings Ltd.(泛亞環境國際控股有限公司) (the “Issuer”).

The Notes have the benefit of an instrument (the “Note Instrument”) dated [*] 2021 attached hereto executed by the Issuer and are subject to, and have the benefit of, the terms and conditions (the “Conditions”) set out thereto and endorsed hereof. Expressions defined in the Conditions have the same meaning in this Certificate.

The Issuer hereby certifies that [Lexinter International Inc. or Investor’s designated person other than a Connected Person] is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of US$[*]. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the Conditions.

The Notes in respect of which this Certificate is issued are convertible into fully-paid ordinary shares of the Issuer subject to and in accordance with the Conditions.

This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until executed by the Issuer.

The Certificate is governed by, and shall be construed in accordance with, Hong Kong law.

In witness whereof the Issuer has caused this Certificate to be executed as a deed poll.

This Certificate is delivered on [ISSUE DATE].

The COMMON SEAL of

Earthasia International Holdings Ltd.

(泛亞環境國際控股有限公司)
was affixed in the presence of:

Director	Director/Secretary

Notes:

The Notes cannot be transferred to bearer on delivery and are only transferable to the extent permitted by Condition 3. This Certificate must be delivered to the specified office of the Issuer for cancellation and reissue of an appropriate Certificate in the event of any such transfer.

Definitive Note Certificate

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES. THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN SUBSCRIPTION AGREEMENT DATED AS OF JANUARY [*], 2021, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER AND LEXINTER INTERNATIONAL INC.

Earthasia International Holdings Ltd.
(泛亞環境國際控股有限公司)

Note Instrument

constituting

US$[*] 5.50% Secured Convertible Note due in 2023

[ISSUE DATE] 2021

Earthasia International Holdings Ltd.(泛亞環境國際控股有限公司) (the “Issuer”), a company incorporated in the Cayman Islands with limited liability whose registered address is Windward 3, Regatta Office Park, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands, has in accordance with its memorandum and articles of association and by a resolution of its board of directors passed on [      *                      ] resolved to create and issue US$[*] 5.50% Secured Convertible Note due in 2023 (the “Note”) constituted by this instrument.

Any reference herein to the “Conditions” is to the terms and conditions of the Note attached hereto. Expressions defined in the Conditions shall have the same meanings when used herein.

The Note constituted under this Note Instrument shall have the benefit of the Security constituted by the Security Documents.

This Note Instrument shall take effect as a deed poll for the benefit of the Noteholders from time to time and shall enure to the benefit of each Noteholder and its successors and permitted assigns.

This Note Instrument is governed by, and shall be construed in accordance with, Hong Kong law.

IN WITNESS WHEREOF the Issuer has caused this Note Instrument to be executed as a deed.

The COMMON SEAL of

Earthasia International Holdings Ltd.

(泛亞環境國際控股有限公司)
was affixed in the presence of:

Director	Director/Secretary

Note Instrument

Terms and Conditions of the Notes

The issue of the US$[*] principal amount of 5.50% secured convertible notes (the “Notes”) pursuant to the subscription agreement by and between Earthasia International Holdings Ltd. (泛亞環境國際控股有限公司) (the “Issuer”) and Lexinter International Inc. (the “Investor”) dated January [*], 2021 (the “Subscription Agreement”) ..

1      Form, Denomination and Title

(A)            Form and Denomination

The Notes are issued in registered form in the minimum denomination of US$500,000 each and integral multiples of US$10,000 in excess thereof (referred to as the “principle amount” of a Note) (the “Authorised Denomination”). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders (the “Register”) which the Issuer will procure to be kept.

(B)            Conversion

Each Note will entitle its registered holder to convert such Note into Shares in accordance with Condition 5 (Conversion).

(C)            Title

Title to the Notes will pass only by transfer and registration in the Register as described in Condition 3 (Transfers of Notes; Issue of Certificates). The holder of any Note will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these terms and conditions (these “Conditions”), “Noteholder” and (in relation to a Note) “holder” mean the person in whose name a Note is registered.

2      Ranking

(A)            Status

The Notes constitute direct, unconditional, unsubordinated and secured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Notes shall at all times rank senior to all of its present and future unsecured obligations.

(B)            Security

The Notes will have the benefit of the Security constituted by the Security Documents on a first ranking basis for all amounts payable on the Notes and all other moneys payable by the Obligors under the Transaction Documents. The Security Documents shall become immediately enforceable if an Event of Default occurs and is continuing, following which the Noteholder (or its appointee) may, but shall not be obligated to, take such proceedings or other action as such Noteholder deems appropriate pursuant to the Transaction Documents.

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3	Transfers of Notes; Issue of Certificates (A) Register

The Issuer will cause the Register to be kept at a specified office in Hong Kong on which shall be entered (i) the names and addresses of the holders of the Notes; (ii) the registered account of the Noteholder (as set out in Condition 6(B)(Registered Accounts)) for the receipt of any amount due under the Notes in cash; (iii) the telephone and facsimile numbers of the relevant contact persons for such Noteholders; (iv) the names of authorised signatories; and (v) the particulars of the Notes held by them and of all transfers, redemptions and conversions of the Notes. Each Noteholder shall be entitled to receive only one Certificate in respect of its entire holding of Notes.

Any Noteholder may require a copy of the names and addresses of the Noteholders and the aggregate principal amount of Notes outstanding for each Noteholder as set forth in the Register and within five Business Days of receipt by the Issuer of such requirement, a copy of the Register shall be made available for collection at the specified office of the Issuer or, if so requested by the Noteholder, be sent by courier at the risk of the Noteholder entitled (but free of charge to the holder and at the Issuer’s expense).

(B)	Transfer

Subject to Condition 3(E)(No Transfer to Competitor, Adversary or Connected Person) and Exhibit D (Regulations Concerning the Transfer and Registration of Notes), for as long as a Note is outstanding, such Note may be freely transferred without the consent of the Issuer in whole or in part at any time and from time to time to any person in a multiple of the Authorised Denomination by delivery of the Certificate issued in respect of that Note, with the form of transfer on the back duly completed and signed by the holder or such holder’s attorney duly authorised in writing, to the specified office of the Issuer (currently at 11/F, COFCO Tower, 262 Gloucester Road, Causeway Bay, Hong Kong). No transfer of a Note will be valid unless and until entered on the Register. The Issuer shall procure that transfers are promptly entered on the Register upon compliance with the application transfer provisions in this Condition 3(B) (Transfer) and in Exhibit D (Regulations Concerning the Transfer and Registration of Notes) and evidence as may be reasonably requested by the Issuer is being provided by the holder of the Note to show that the transferee of the Note is not a Connected Person of the Issuer referred to in Condition 3(E))(No Transfer to Connected Person). A Note may be registered only in the name of, and transferred only to, a named person (or persons).

To the extent any Warrant is issued and the outstanding amount thereunder is equal to 50% of the principal amount of a Note being the subject of a transfer, the Issuer shall procure that the transfer of a Warrant in the amount corresponding to 50% of the principal amount of the transferred Note to be effectuated, as long as the proposed transfer of the Note is pursuant to the Conditions and the transfer of Warrant is pursuant to the terms and conditions thereof.

(C)	Delivery of New Certificates

Each new Certificate to be issued upon a transfer of Notes will, within ten (10) Business Days of receipt by the Issuer of the original Certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Issuer or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Notes (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer.

Where only part of a principal amount of the Notes (being that of one or more Notes) in respect of which a Certificate is issued is to be transferred, converted, redeemed or repurchased in part, a new Certificate in respect of the Notes not so transferred, converted, redeemed or repurchased in part will, within ten (10) Business Days of delivery of the original Certificate to the Issuer, be made available for collection at the specified office of the Issuer or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred, converted, redeemed or repurchased (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

(D)	Formalities Free of Charge

Registration of a transfer of Notes and issuance of new Certificates will be effected without charge by or on behalf of the Issuer subject to (a) the person making such application for transfer paying or procuring the payment of any Taxes, duties and other governmental charges in connection therewith, (b) the Issuer being satisfied with the documents of title and/or identity of the person making the application and (c) the regulations concerning transfers of Notes (as initially set out in Exhibit D (Regulations Concerning the Transfer and Registration of Notes)).

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(E)	No Transfer to Competitor, Adversary or Connected Person

None of the Notes may be transferred to a competitor, adversary or Connected Person of the Issuer.

4	Interest

The Notes bear interest from and including the Issue Date (the “First Accrual Date”) at the rate of 5.50% per annum (the “Interest Rate”) which shall accrue daily and is payable quarterly on the 20th Business Day of March, June, September and December of each year (each an “Interest Payment Date”) falling after the First Accrual Date, provided that, notwithstanding anything to the contrary, the last Interest Payment Date shall instead fall on the Maturity Date.

Each Note will cease to bear interest (a) where the Conversion Right attached to it shall have been exercised by a Noteholder, from and including the relevant Conversion Date, (b) where such Note is redeemed or repaid pursuant to Condition 8 (Redemption and Cancellation) or Condition 10 (Events of Default), from the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, it will continue to bear interest at a rate equal to 20% per annum above the Interest Rate (the “Default Rate”) from the date such sums are due but not paid (both before and after judgment) until (but excluding) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder.

If interest is required to be calculated for a period of less than twelve months, the relevant day-count fraction will be determined on the basis of the actual number of days elapsed over a 365-day year.

In these Conditions, the period beginning on and including the First Accrual Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is called an “Interest Period”.

Interest in respect of any Note shall be calculated in Principal Amount Outstanding of the Notes. The amount of interest payable for any period shall be equal to the product of the Principal Amount Outstanding, multiplied by the applicable rate of interest and the day-count fraction (determined in the same manner as stated above in this Condition 4(Interest)) for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

5	Conversion

(A)	Conversion Right

(i)	Conversion Period: Subject as provided in these Conditions, each Note shall entitle the holder to convert such Note into Shares credited as fully paid at any time during the Conversion Period referred to below (the “Conversion Right”).

Subject to and upon compliance with these Conditions, the Conversion Right in respect of a Note may be exercised, at the option of the holder thereof, in whole or in part at any time and from time to time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) on or after the Issue Date to the close of business in Hong Kong on the date falling one Business Day prior to the Maturity Date (both days inclusive)(the “Conversion Period”), save that the Conversion Right may not be exercised (a) on any date on which the Issuer’s register of shareholders is to be closed and (b) at any time after the circumstance stated in subsection (viii) of Condition 5(D)(Undertakings) shall have arisen and before the Relevant Approval shall have been obtained by the Issuer. If the final date on which the Conversion Right may be exercised is not a Business Day, then the period for the exercise of the Conversion Right by Noteholders shall end on the immediately subsequent Business Day.

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On exercise of Conversion Right by a Noteholder, the Issuer is entitled to request the Noteholder to provide evidence as may be reasonably requested by the Issuer to show that such particular conversion will not result in the Issuer cease to satisfy the public float requirement under the Listing Rules, or give rise to a general offer obligation under the Hong Kong Code on Takeovers and Mergers by the Noteholder.

Notwithstanding the foregoing, if solely as a result of, and to the extent that, the issue of any Shares to the Noteholder upon such particular conversion (the “Uncovered Shares”), (x) the Issuer would cease to satisfy the public float requirement under the Listing Rules, or (y) a general offer obligation under the Hong Kong Code on Takeovers and Mergers in respect of the Shares would arise, the Conversion Right with respect only to the part of the Note convertible into the Uncovered Shares shall not be exercisable until such Noteholder has taken and caused to be taken the necessary actions to sell, assign or otherwise dispose the Shares held by such Noteholder such that the issuance of the Uncovered Shares to such Noteholder would not result in (x) the Issuer ceasing to satisfy the public float requirement under the Listing Rules, or (y) a general offer obligation under the Hong Kong Code on Takeovers and Mergers in respect of the Shares arising.

The price at which Shares will be issued upon exercise of a Conversion Right (the “Conversion Price”) will initially be the Benchmark Price per Share, but will be subject to adjustment in the circumstances described in Conditions 5(C)(Adjustment to Conversion Price).

(ii)	The number of Shares to be issued on exercise of a Conversion Right shall be determined by dividing the amount equal to 100% of the principal amount of the Notes being the subject of conversion together with the interest accrued but unpaid thereon as to the Conversion Date (inclusive), by the Conversion Price in effect on the relevant Conversion Date. A Conversion Right may be exercised in respect of one or more Notes. If more than one Note held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Notes to be converted.

(iii)	Fractions of Shares: Fractions of Shares will not be issued on exercise of Conversion Rights and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Note is exercised at any one time such that Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Notes being so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or reclassification of Shares by operation of law or otherwise occurring after the Issue Date which reduces the number of Shares outstanding, the Issuer will upon conversion of Notes pay in cash in United States dollars a sum equal to such portion of the principal amount of the Note or Notes evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in subsection (i) of Condition 5(A)(Conversion Right), as corresponds to any fraction of a Share not issued as a result of such consolidation or reclassification aforesaid, provided that such sum exceeds US$100. Any such sum shall be paid not later than five Trading Days after the relevant Conversion Date by a United States dollar cheque drawn on, or by transfer to a United States dollar account maintained by the payee with, a bank in Hong Kong, in accordance with instructions given by the relevant Noteholder in the Conversion Notice.

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(iv)	Revival and/or Survival after Default: Notwithstanding the provisions in subsection (i) of Condition 5(A)(Conversion Right), if (a) the Issuer shall default in making payment in full in respect of any Note which shall have been called for redemption on the date fixed for redemption thereof; (b) any Note has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 10 (Events of Default); or (c) any Note is not redeemed on the Maturity Date in accordance with Condition 8(A)(Method of Payment), the Conversion Right attaching to such Note will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Note is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Note has been duly received by the Noteholders and notwithstanding the provisions of subsection (i) of Condition 5(A)(Conversion Right), any Note in respect of which the Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date notwithstanding that the full amount of the moneys payable in respect of such Note shall have been received by the Noteholders before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

(v)	Meaning of “Shares”: As used in these Conditions, the expression “Shares” means ordinary shares of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

(B)	Conversion Procedure

(i)	Conversion Notice: Conversion Rights may be exercised by a Noteholder during the Conversion Period by delivering the relevant Certificate to the specified office of the Issuer during its usual business hours accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form set out in Exhibit B. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in Hong Kong.

If such delivery is made after the end of normal business hours (being 3.00 p.m.) or on a day which is not a Business Day, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such Business Day.

Conversion Rights may be exercised in respect of all or part of the Principal Amount Outstanding of a Note, in each case at the Noteholder’s option, but may only be exercised in respect of an Authorised Denomination.

The conversion date in respect of a Note (the “Conversion Date”) shall be deemed to be the Trading Day immediately following the date of the surrender of the Certificate in respect of such Note and delivery of such Conversion Notice and, if applicable, any such abovementioned certification or any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right.

(ii)	Stamp Duty etc.: The Issuer must pay any capital, stamp, issue, registration, transfer or similar Taxes and duties arising on conversion (the “Conversion Taxes”) and the Issuer must also pay if any, Taxes arising by reference to any disposal or deemed disposal of a Note in connection with such conversion and all other expenses arising on the issue of Shares on conversion of Notes and all charges of the share transfer agent for the Shares.

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(iii)	Registration: Upon exercise by a Noteholder of its Conversion Right and compliance with subsections (i) and (ii) of Condition 5(B)(Conversion Procedure) the Issuer will, as soon as practicable, and in any event not later than five Trading Days after the Conversion Date, register the person or persons, other than a Connected Person, designated to receive the Conversion Shares as set forth in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register and will, if the Noteholder has also requested in the Conversion Notice and to the extent permitted under applicable law and the rules and procedures of the Central Clearing and Settlement System of Hong Kong (“CCASS”) effective from time to time, take all necessary action to procure that Shares are delivered through CCASS for so long as the Shares are listed on the HKSE; or will make such certificate or certificates available for collection at the office of the Issuer’s share registrar in Hong Kong (currently Tricor Hong Kong Investor Services Limited) notified to Noteholders in accordance with Condition 11 (Notices) or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single share certificate will be issued in respect of all Shares issued on conversion of Notes subject to the same Conversion Notice and which are to be registered in the same name.

The delivery of the Shares to the converting Noteholder (or such person or persons, other than a Connected Person, designated in the relevant Conversion Notice) in the manner contemplated above in this Condition 5(B)(iii) will be deemed to satisfy the Issuer’s obligation to pay the principal, interest and premium (if any) on such converted Notes.

If the Conversion Date in relation to the conversion of any Note shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 5(C)(Adjustment to Conversion Price), but before the relevant adjustment becomes effective (the “Relevant Effective Date”) under the relevant Condition (a “Retroactive Adjustment”), upon the relevant adjustment becoming effective the Issuer shall procure the issue to the converting Noteholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)), such additional number of Shares (“Additional Shares”) as is, together with Shares to be issued on conversion of the Note(s), equal to the number of Shares which would have been required to be issued on conversion of such Note if the relevant adjustment to the Conversion Price had been made and become effective on or immediately after the relevant record date and in such event and in respect of such Additional Shares references in this Condition 5(B)(iii) to the Conversion Date shall be deemed to refer to the Relevant Effective Date (notwithstanding that the Relevant Effective Date falls after the end of the Conversion Period).

The person or persons specified for that purpose in the Conversion Notice will become the holder of record of the number of Shares issuable upon conversion with effect from the date such person is or persons are registered as such in the Issuer’s register of members (the “Registration Date”).

The Shares issued upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Registration Date except that such Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Note, but before the Registration Date (disregarding any Retroactive Adjustment of the Conversion Price referred to in this Condition 5(B)(iii) prior to the time such Retroactive Adjustment shall have become effective), the Issuer will calculate and pay to the converting Noteholder or such Noteholder’s designee an amount in United States dollars (the “Equivalent Amount”) equal to the Fair Market Value of such dividend or other distribution to which such Noteholder would have been entitled had such Noteholder on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by transfer to a United States dollar account maintained by the payee with in accordance with instructions given by the relevant Noteholder in the Conversion Notice.

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(C)	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment as follows:

(1)	Failure to issue and grant Warrants. In the event the Issuer is unable to obtain the Specific Mandate or approval from the HKSE to grant and issue the Warrant and the Warrant Shares by the Long Stop Date and the Investor elects to terminate the Subscription Agreement, the Conversion Price shall be adjusted downward to the benchmarked price of the Shares under Rule 13.36(2) of the Listing Rules as of the date of the Subscription Agreement.

(2)	Share Dividends. In the event that the Issuer makes a dividend or other distribution in Shares to holders of Shares, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such dividend or distribution by a fraction, the numerator of which is the number of Shares in issue at the close of business on the date fixed for such determination and the denominator of which is such number of Shares plus the total number of Shares constituting such dividend or other distribution, such decrease in the Conversion Price to become effective immediately prior to the opening of business on the day following the date fixed for such determination.

(3)	Subdivisions and Combinations. In the event that outstanding Shares are subdivided into a greater number of Shares, the Conversion Price in effect immediately prior to the effectiveness of such subdivision shall be proportionately reduced, and, conversely, in the event that outstanding Shares are combined into a smaller number of Shares, the Conversion Price in effect immediately prior to the effectiveness of such combination shall be proportionately increased. If the Conversion Price is reduced or increased pursuant to this Condition 5(C)(3). Such reduction or increase of the Conversion Price shall become effective simultaneously with the effectiveness of such subdivision or combination.

(4)	Distributions. In the event that the Issuer distributes to holders of Shares, by dividend or otherwise, evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding (i) any dividend or distribution paid exclusively in cash out of the aggregate net profits (less losses) attributable to Shares for all financial periods after June 30, 2020 and (ii) any dividend or distribution referred to in Condition 5(C)(2)(Share Dividends)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction, the numerator of which is (x) such then current Conversion Price less (y) the aggregate fair market value on such date of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed divided by the number of Shares in issue at the close of business on such date, and the denominator of which is such then current Conversion Price, such reduction to become effective immediately prior to the opening of business on the day following such date.

(5)	Share Reclassifications. The reclassification of Shares into securities which include securities other than Shares shall be deemed to involve (i) a distribution of such securities other than Shares to all holders of Shares within the meaning of Condition 5(C)(4)(Distributions) (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of Condition 5(C)(4)(Distributions)) and (ii) a subdivision of the number of Shares in issue immediately prior to such reclassification into the number of Shares in issue immediately thereafter within the meaning of Condition 5(C)(3)(Subdivisions and Combinations) (and the effective date of such reclassification shall be deemed to be the date of effectiveness of such subdivision or combination, as the case may be, for purposes of Condition 5(C)(3)(Subdivisions and Combinations)).

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(6)	Rights Issues. In the event that the Issuer offers to holders of any Shares new Shares for subscription by way of rights, or grants to holders of Shares any options or warrants to subscribe for new Shares, at a price (“New Rights Issue Price”) that is less than the Conversion Price, the Conversion Price shall be reduced to equal the New Rights Issue Price, such adjustment to become effective (if appropriate retroactively) immediately prior to the opening of business on the next day following the record date for the offer or grant.

(7)	Issuance of Shares Below Conversion Price or New Securities for Total Effective Consideration Below Conversion Price

(i)	In the event that the Issuer issues any Shares for consideration per share (“New Share Issue Price”) that is less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to equal the New Share Issue Price, such reduction to become effective on the date of the issuance;

(ii)	In the event that the Issuer issues any securities that by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares ("Share Equivalents") and the Total Effective Consideration per Share receivable for such Share Equivalents at the time of issuance (“New Share Equivalent Issue Price”) is less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to equal the New Share Equivalent Issue Price, such reduction to become effective on the date of issuance;

(iii)	In the event that after the date of issuance of the Share Equivalents, the rights of conversion or exchange or subscription attached to any Share Equivalents are modified so that the Total Effective Consideration per Share receivable for such Share Equivalents (the “New Share Equivalent Conversion Price”) becomes less than the Conversion Price in effect immediately prior to the effectiveness of such New Share Equivalent Conversion Price, the Conversion Price shall be reduced to equal such New Share Equivalent Conversion Price. Such reduction shall become effective simultaneously with the effectiveness of such New Share Equivalent Conversion Price. A right of conversion or exchange or subscription shall not be treated as modified for the foregoing purposes to the extent that it is adjusted to take account of events giving rise to an adjustment of the Conversion Price pursuant to this Condition 5.

(iv)	For the purposes of Condition 5, the "Total Effective Consideration" receivable for the Share Equivalents issued shall be deemed to be the consideration receivable by the Issuer for any such Share Equivalents plus the additional minimum consideration (if any) to be received by the Issuer upon (and assuming) the conversion or exchange thereof or the exercise of such subscription rights, and the "Total Effective Consideration per Share" receivable for such Share Equivalents shall initially be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange rate or the exercise of such subscription rights at the initial subscription price, in each case without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issuance.

(8)	Modification of Rights. Without limiting any other provision of this Condition 5, if the Issuer or any Subsidiary shall in any way modify the rights attached to any share or loan capital so as wholly or partly to exchange or make convertible such share or loan capital into, or attach thereto any rights to acquire, Shares, the Issuer shall appoint an approved auditor to consider whether any adjustment to the Conversion Price is appropriate, and if such approved auditor shall certify that any such adjustment is appropriate the Conversion Price shall be adjusted accordingly.

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(9)	Other Changes. If the Issuer at any time proposes to take any action affecting the Shares similar to or having an effect similar to any of the actions described in any of Condition 5 (but not including any action described in any such Condition), then the Board shall consider in good faith whether any adjustment of the Conversion Price is appropriate and, if so, the amount of such adjustment. The Issuer shall notify the Holders of the Board's determination not less than ten (10) days prior to the effectiveness of such proposed action. If Majority Noteholders gives notice to the Issuer within thirty (30) days after delivery of such notice to the Holders, or if the Issuer fails to give such notice as required above, then upon the request of Majority Noteholders an approved auditor shall determine whether an adjustment of the Conversion Price is appropriate and, if so, the amount of such adjustment.

(10)	Value of Consideration. In case at any time any Shares or Share Equivalents are issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Issuer therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any Shares or Share Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Issuer shall be deemed to be the fair market value of such consideration, with deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith by the Board of Directors of the Issuer.

(11)	Limitations. The provisions of paragraphs Conditions 5(C)(6) through 5(C)(7) shall not apply to an issue of Shares or other securities of the Issuer wholly or partly convertible into, or rights to acquire, Shares to officers or employees of the Issuer or any of its subsidiaries pursuant to any employee or executive share scheme in existence as at the date of issue of each Note.

(12)	Definitions. For purpose of this Condition 5:

(i)	"announcement" shall include the release of an announcement to the press or the delivery or transmission by telephone, telex or otherwise of an announcement to HKSE, and "date of announcement" shall mean the date on which the announcement is first so released, delivered or transmitted;

(ii)	"approved auditor" means an auditing firm of international repute selected by Majority Noteholders for the purpose of providing a specific opinion or calculation or determination hereunder;

(iii)	"fair market value" of any capital stock or other assets means fair market value as determined by the Board in good faith and set forth in a Board Resolution and a written notice delivered to the Holders, provided that if, within thirty (30) days after delivery of such notice to the Holders, Majority Noteholders objects to such determination, the fair market value of such capital stock or other assets shall be as determined by an approved auditor;

(iv)	"issue" shall include allot;

(v)	"listing" means a listing of the Shares on an internationally recognized stock exchange;

(vi)	"reserves" includes unappropriated profits;

(vii)	"rights" includes rights in whatsoever form issued.

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(13)	Miscellaneous. No adjustment in the Conversion Price shall be required unless such adjustment (plus any other adjustments not previously made by reason of this Condition 5(C)(13)) would require an increase or decrease of at least 0.1% in the Conversion Price; provided that any adjustments which by reason of this paragraph (m) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Condition 5 shall be made to the nearest cent, to the nearest one-hundredth of a percentage point or to the nearest one-hundredth of a share, as the case may be.

(14)	Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided, the Issuer shall compute the adjusted Conversion Price in accordance with this Condition 5 and shall prepare a certificate signed by the Chief Financial Officer of the Issuer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to each Holder. If Majority Noteholders gives notice to the Issuer objecting to such calculation or stating that, in the opinion of such Majority Noteholders, an event has occurred that requires an adjustment to the Conversion Price pursuant to Condition 5 but no notice of adjustment has been given by the Issuer, an approved auditor shall be appointed within ten (10) Business Days after delivery of such notice from the Majority Noteholders to determine the appropriate adjustment of the Conversion Price, if any, and such determination shall be final and binding on the Issuer and the Holder.

(D) Undertakings

Without prejudice to the undertakings made by the Issuer in favour of the Investor as set forth in the Subscription Agreement, the Issuer undertakes that so long as any Note remains outstanding:

(i)	it will (a) maintain a listing for all the issued Shares on the HKSE, and (b) obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights on the HKSE;

(ii)	it will pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Notes;

(iii)	without prior written consent of the Majority Noteholders, it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account except, in each case, where the reduction is permitted by applicable law and results in (or would, but for the provision of these Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law;

(iv)	it will reserve, free and clear of all liens, claims, charges, security, encumbrances or like interests, any other pre-emptive or other similar rights, out of its authorised but unissued ordinary share capital the full number of Shares liable to be issued on conversion of the Notes from time to time remaining outstanding and shall ensure that all Shares delivered on conversion of the Notes will be duly and validly issued as fully-paid, and the HKSE shall have granted its approval for the listing of, and permission to deal in, the Shares delivered on conversion of the Notes on the Main Board;

(v)	it will not make any offer, issue, grant or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares of the Issuer, provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law;

(vi)	unless so required by applicable law or regulation or the articles of association of the Issuer or in order to establish a dividend or other rights attaching to the Shares, it will not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally and ensure that the Notes may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Issuer) at all times while the register is closed or such other action is effective, nor take any action which prevents the conversion of the Notes or issue of Shares in respect of them otherwise than in accordance with these Conditions;

(vii)	where exercise of the Conversion Rights pursuant to the terms and conditions hereof would result in (i) the Issuer not being able to satisfy the HKSE’s public shareholding requirement (i.e. 25% public float) under Rule 8.08 of the Listing Rules following such exercise, or (ii) conversion of all or part of the Note would trigger a mandatory offer under rule 26 of the Takeovers Code on the part of the Holder and/or any person(s) acting in concerti with such Holder, it shall immediately notify the Noteholder of such restrictions on conversion upon arising thereof; and

(viii)	if at any time the Conversion Price is adjusted in accordance with these Conditions resulting in an increase to the number of Shares falling to be issued on conversion of the Notes and the General Mandate shall become insufficient to satisfy full conversion of the Notes, then the Issuer shall promptly:

(a)	convene a general meeting of its Shareholders for the grant of specific mandate to the Issuer’s board of directors permitting the issue of further Shares in amount sufficient to satisfy full conversion of the Notes; and

(b)	seek from HKSE approval for listing of the further Shares,

(collectively, the “Relevant Approval”).

6	Payments

(A)	Method of Payment

Payment of principal, premium (if any) and interest due other than on an Interest Payment Date will be made by transfer to the registered account of the Noteholder. Such payment will only be made after surrender of the relevant Certificate at the specified office of the Issuer.

Interest on Notes due on an Interest Payment Date will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the fifth day before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Note will be made by transfer of cash in immediately available funds to the registered account of the Noteholder.

If an amount which is due on the Notes is not paid in full, the Issuer will annotate the Register with a record of the amount (if any) in fact paid, up to the date on which the Notes are paid in full.

When making payments to Noteholders, fractions of one United States cent will be rounded down to the nearest United States cent and the Issuer shall not be liable for the payment of any such fractions.

(B)	Registered Accounts

For the purposes of this Condition 6, a Noteholder’s registered account means the United States dollar account maintained by or on behalf of it with a bank in Hong Kong, details of which appear on the Register at the close of business on the second Payment Business Day before the due date for payment, and a Noteholder’s registered address means its address appearing on the Register at that time.

(C)	Fiscal Laws

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 9 (Taxation)) any law implementing an intergovernmental approach thereto. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(D)	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Payment Business Day, for value on the first following day which is a Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a Payment Business Day, the immediately following Payment Business Day) or, in the case of a payment of principal, premium and interest due other than on an Interest Payment Date, if later, on the Payment Business Day on which the relevant Certificate is surrendered at the specified office of an Agent.

(E)	Delay In Payment

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Payment Business Day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

7	Covenants

(A)	General Undertakings

(1)	The Issuer must notify each Noteholder of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(2)	Promptly upon reasonable request, the Issuer must supply to a Noteholder a certificate, signed by a director or an authorised signatory, certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(3)	The Issuer shall comply with, and shall cause each Obligor to comply with, all applicable laws and the Transaction Documents, and take all necessary actions to maintain in full force and effect any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration required for the legality, validity, enforceability and admissibility in evidence of the Transaction Documents.

(B)	Negative Pledge

(1)	The Issuer shall not (and the Issuer shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its material and substantial assets, whether or not such Security is created to secure new or existing indebtedness.

(2)	The Issuer shall not (and the Issuer shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Issuer or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.

(3)	Paragraphs (1) and (2) above do not apply to:

(i)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)	any lien arising by operation of law and in the ordinary course of business;

(iii)	the Transaction Security and any Security created pursuant to any Transaction Document; or

(iv)	any transaction that is entered into by any member of the Group in the ordinary course of its business operations as conducted as of the Issue Date, provided that such transaction will not result in or threaten to result in the avoidance of performance of the obligations of the Issuer and each other Obligor under the Transaction Documents.

8	Redemption and Cancellation

(A)	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, each Note shall have a maturity date falling 24 months from the Issue Date of such Note (the “Maturity Date”). On the Maturity Date, the Issuer will redeem each Note in cash in the amount of the redemption price, being 100% of the Principal Amount Outstanding together with accrued but unpaid interest thereon as to the Maturity Date (inclusive).

(B)	Redemption for Relevant Event

Following the occurrence of a Relevant Event, the holder of each Note will have the right at such holder’s option, to require the Issuer to redeem all but not some only of such holder’s Notes on the Relevant Event Redemption Date in cash at the amount equal to the redemption price, being [125%] of the Principal Amount Outstanding together with accrued but unpaid interest thereon as to such redemption date (inclusive). To exercise such right, the holder of the relevant Note must deposit during normal business hours at the specified office of the Issuer a duly completed and signed notice of redemption, in the form set out in Exhibit C (a “Relevant Event Redemption Notice”), together with the Certificate evidencing the Notes to be redeemed by not later than 30 Business Days following a Relevant Event, or, if later, 30 Business Days following the date upon which notice thereof is given to Noteholders by the Issuer in accordance with Condition 11 (Notices). The “Relevant Event Redemption Date” shall be the fifteenth Business Day after the expiry of such period of 30 Business Days as referred to above.

The Issuer shall redeem the Notes being the subject of the Relevant Event Redemption Notice (subject to delivery of the relevant Certificate as aforesaid) on the Relevant Event Redemption Date.

Within 15 Trading Days of the occurrence of a Relevant Event, the Issuer shall give notice thereof in writing to the Noteholders in accordance with Condition 11 (Notices). The notice regarding the Relevant Event shall contain a statement informing Noteholders of their entitlement to exercise their rights to require redemption of their Notes pursuant to this Condition 8(B) (Redemption for Relevant Event). Such notice shall specify: (a) the date of such Relevant Event and, all information material to Noteholders concerning the Relevant Event; (b) the Relevant Event Redemption Date; (c) the last date by which a Relevant Event Redemption Notice must be given; (d) the procedures that Noteholders must follow and the requirements that Noteholders must satisfy in order to exercise the Relevant Event redemption right, and all the information required in Condition 8(F) (Redemption Notices).

For the purposes of this Condition 8(B):

a “Relevant Event” occurs when (a) the listing of the Shares on the Main Board is cancelled or withdrawn; or (b) the Issuer is delisted by the HKSE; or (c) approval from the HKSE with respect to listing of and dealing in the Shares arising from the conversion of the Notes is revoked or cancelled; or (d) the Shares are suspended from trading on the Main Board for 10 consecutive Trading Days; (e) the Issuer is delayed, for whatsoever reason, in reporting its financial results and/or submitting its financial results to HKSE resulting the HKSE or the SFC suspends the Shares; (f) the Shares are suspended by HKSE as a result of irregular trading activities (other than merge and acquisition within its ordinary course of business).

(C)	Redemption for Illegality

(i)	If at any time it becomes unlawful in any applicable jurisdiction for a Noteholder to perform any of its obligations as contemplated by any Transaction Document or to hold or maintain its holding of any Note or it becomes unlawful in any applicable jurisdiction for any Affiliate of a Noteholder for that Noteholder to do so that Noteholder may notify the Issuer upon becoming aware of that event and specify the date of redemption of the Notes held by it.

(ii)	After receipt of the notice under paragraph (i) above, the Issuer must on the date of redemption for illegality redeem all of the Notes held by that Noteholder at the amount equal to the sum of (i) the redemption price, being 100% of the Principal Amount Outstanding together with the corresponding interest accrued but unpaid thereon as to the date of such redemption (inclusive).

(D)	Early Redemption

The Issuer may not redeem any part of the Note prior to the Maturity Date without the consent of the holder thereof, which may be withheld in its sole discretion.

(E) Cancellation

All Notes which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries will forthwith be cancelled. Certificates in respect of all Notes cancelled will be forwarded to or to the order of the Registrar and such Notes may not be reissued or resold.

(F)	Redemption Notices

All notices to Noteholders given by or on behalf of the Issuer pursuant to this Condition 8 will be given in accordance with Condition 11 (Notices) specifying: (a) the Conversion Price as at the date of the relevant notice; (b) the last day on which Conversion Rights may be exercised; (c) the Closing Price of the Shares on the latest practicable date prior to the publication of the notice; (d) the accrued interest payable (if any); (e) the date for redemption; (f) the manner in which redemption will be effected; and (g) the aggregate principal amount of the Notes outstanding as at the latest practicable date prior to the publication of the notice.

9	Taxation

Each of the Issuer and Noteholder shall be responsible for its own Taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Hong Kong, the PRC, or the Cayman Islands or any authority thereof or therein having power to Tax, respectively, in connection with the Notes, provided that the Issuer cannot for any reason request the Noteholder to return or repay to the Issuer any amount which has been paid to the Noteholder under the terms and conditions of the Transaction Documents, provided further that in the event any payment is made by or forced to be made by the Noteholders for and on behalf of the Issuer (irrespective of whether the Issuer is in breach of any laws and regulations or has requested the Noteholders to make such payment) pursuant to a request of a government authority of any jurisdiction for the purpose of complying with any relevant laws and regulations of such jurisdiction, the Issuer shall, on demand and in any case not more than ten (10) Business Days after the date the Noteholder sends its written demand to the Issuer, reimburse such amount paid by the Noteholder to the relevant government authorities.

10	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the Majority Noteholders at their discretion may give notice to the Issuer that the Notes are, and they shall immediately become due and repayable by cash in the amount of the redemption price, being 125% of their Principal Amount Outstanding together with accrued but unpaid interest (if any) thereon as to the date of payment (inclusive) (subject to as provided below and without prejudice to the right of Noteholders to exercise the Conversion Right in respect of their Notes in accordance with Condition 5 (Conversion)) if:

(i)	Non-Payment: the Issuer fails to pay any amount payable on any of the Notes when due and the default continues for a period of 14 days; or

(ii)	Breach of any Covenant: any requirement of Condition 7 (Covenants) is not satisfied, including that the Issuer or any Obligor takes action to avoid or threaten to avoid the performance of any of its obligations under the Transaction Documents; or

(iii)	Failure to deliver Shares: any failure by the Issuer to deliver any Shares as and when the Shares are required to be delivered following Conversion of Notes; or

(iv)	Breach of Other Obligations: the Issuer or any other Obligor does not perform or comply with any one or more of its other obligations in the Notes (other than those referred to in Condition 10(i) and (ii)) and any other Transaction Documents which default is incapable of remedy or, if capable of remedy, is not remedied within 45 days after written notice of such default shall have been given to the Issuer or the applicable Obligor by the Noteholders; or

(v)	Cross-Acceleration: the Issuer or any of its Subsidiaries fails to pay any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised,

(a)	when due, if the aggregate amount of such indebtedness is no more than US$500,000; and

(b)	when due and after the lapse of any grace period, if the aggregate amount of such indebtedness exceeds US$500,000; or

(vi)	Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against a substantial part of the property, assets or revenues of the Issuer or against all or substantially all of the property, assets or revenues of any of its Subsidiaries, and is not discharged or stayed within 60 days of having been so levied, enforced or sued out; or

(vii)	Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its Subsidiaries (except for a members’ voluntary solvent winding up of a Subsidiary), or the Issuer or any of its Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger, disposal or consolidation (a) on terms approved by the Majority Noteholders, or (b) in the case of a Subsidiary, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in the Issuer or another of its Subsidiaries or (c) on an arms’-length basis; or

(viii)	Insolvency: the Issuer or any of its Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a substantial part of its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of all or a substantial part of such debts or a moratorium is agreed or declared in respect of or affecting all or a substantial part of (or of a particular type of) the debts of the Issuer or any of its Subsidiaries except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by the Majority Noteholders, or (b) in the case of a Subsidiary, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in the Issuer or another of its Subsidiaries; an administrator or liquidator of the Issuer or any of its Subsidiaries or all or substantially all of the assets and turnover of the Issuer or any of its Subsidiaries is appointed; or

(ix)	Nationalisation: (a) any step is lawfully taken by any competent governmental authority with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or substantially all of the assets of the Issuer or any of its Subsidiaries or (b) the Issuer, or any of its Subsidiaries is prevented by any competent governmental authority from exercising normal control over all or substantially all of its property, assets and turnover; or

(x)	Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer and each Obligor lawfully to enter into, exercise its rights and perform and comply with its obligations under the Notes and the other Transaction Documents, (b) to ensure that those obligations are legally binding and enforceable against the Issuer and such Obligor, and (c) to make the Notes or the applicable Transaction Documents admissible in evidence in the courts of the Cayman Islands and Hong Kong, is not taken, fulfilled or done; or

(xi)	Illegality: it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Notes; or

(xii)	Listing status: the current listing of the Shares having been cancelled or withdrawn, or the Issuer is delisted by HKSE or the HKSE approval with respect to the listing and dealing in of the Shares arising from the conversion of the Notes having been revoked or cancelled; or

(xiii)	Change of business nature: the Issuer ceases or threatens to cease to carry on its Graphene Business or any substantial part thereof or changes or threatens to change the nature or scope of its Graphene Business or the Issuer disposes of or threatens to dispose of all or substantial part of its Graphene Business or assets; or

(xiv)	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of Conditions 10(vi) to 10(xi) (both inclusive).

11	Notices

Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; or (iii) seven Business Days after deposit with an internationally recognized courier with written verification of receipt. All notices to Noteholders shall be validly given to them at their respective addresses in the Register. For the avoidance of doubt, a Conversion Notice given by electronic mail shall be deemed effectively given upon receipt of such electronic mail.

12	Replacement of Certificates

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuer, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses properly incurred by the Issuer in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

13	Meetings of Noteholders, Modification and Waiver

(A)	Meetings of Noteholders

The Issuer may at any time and shall at the request in writing of persons holding not less than 25% of the principal amount of the Notes outstanding at any time convene a meeting of the Noteholders by giving not less than fourteen days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) thereof to Noteholders which notice shall specify the date, time and place of the meeting and shall specify the nature of the resolutions to be proposed. Such meeting shall have power by a resolution passed by the Majority Noteholders to sanction any modification or compromise or agreement or any arrangement in respect of the rights of the Noteholders against the Issuer, the exchange of the Notes for or the conversion of the Notes into obligations or securities of any other company, to do anything required to be done by resolution and to assent to any modification or abrogation of the provisions of the Notes. A resolution signed by the Majority Noteholders shall be as valid and effectual as if it had been passed at a meeting of the Noteholders duly convened and held. All resolutions passed at any meeting or resolutions by way of written resolutions shall be binding on all Noteholders, whether or not they are present or represented at the meeting. The provisions governing the conduct of meetings are as set out in Exhibit E (Provisions Governing Noteholder Meetings).

(B)	Modification and Waiver

Any modification or amendment to the Conditions or any waiver or authorisation of any breach by the Issuer of the Notes may only be effected after being sanctioned by a resolution of the Majority Noteholders. Notice of any modification to the Conditions upon approval of the Majority Noteholders shall be given to the Noteholders as soon as reasonably practicable after such approval.

In the event of the passing of a resolution in accordance with Condition 13(A) or a modification, waiver or authorisation in accordance with this Condition 13(B), the Issuer will procure that the Noteholders be notified in accordance with Condition 11 (Notices).

14	Enforcement

(A)	Security Agent

(i)	Appointment: Each Noteholder by such Noteholder’s acceptance of the benefits of this Note, hereby designates the Investor as the Security Agent to act as specified herein and in the Transaction Documents. Each Noteholder shall be deemed irrevocably to authorize the Security Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Security Agent by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto. The Security Agent may perform any of its duties hereunder by or through its agents or employees.

(ii)	Duties: The Security Agent shall have no duties or responsibilities except those expressly set forth in the Transaction Documents. Neither the Security Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or under the Transaction Documents or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Security Agent shall be mechanical and administrative in nature; the Security Agent shall not have by reason of any Transaction Documents or any transfer documents a fiduciary relationship in respect of the Issuer, any Obligor or any Secured Party; and nothing in the Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Security Agent any obligations in respect of the Transaction Documents, except as expressly set forth herein and therein.

(iii)	No reliance: Independently and without reliance upon the Security Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Issuer and the applicable Obligor in connection with such Secured Party’s investment in the Issuer, the creation and continuance of the obligations, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Issuer, each Obligor and of the value of the Transaction Security from time to time, and the Security Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any obligations are incurred or at any time or times thereafter. The Security Agent shall not be responsible to the Issuer, any Obligor or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Transaction Documents, or for the financial condition of the Issuer or Obligor or the value of any of the Transaction Security, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Transaction Documents, or the financial condition of the Issuer or any Obligor, or the value of any of the Transaction Security, or the existence or possible existence of any default or Event of Default under the Transaction Documents or the Notes. The Security Agent shall have no obligation whatsoever to any Secured Party to assure that the Transaction Security exists or is owned by the Issuer or any Obligor or is cared for, protected or insured or that the liens granted pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority. The Security Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Transaction Documents and its duties hereunder and thereunder.

(iv)	Rights: The Security Agent shall have the right to take any action with respect to the Transaction Security, on behalf of all of the Secured Parties. To the extent practical, the Security Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Transaction Documents, and shall be entitled to act or refrain from acting in accordance with the instructions of the Secured Parties; if such instructions are not provided despite the Security Agent’s request therefor, the Security Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Security Agent; and the Security Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Security Agent as a result of the Security Agent acting or refraining from acting hereunder in accordance with the terms of the Transaction Documents, and the Issuer and the Obligors shall have no right to question or challenge the authority of, or the instructions given to, the Security Agent pursuant to the foregoing, and (b) the Security Agent shall not be required to take any action which the Security Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to the Transaction Documents or applicable law.

(v)	Resignation: The Security Agent may resign from the performance of all its functions and duties under the Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Subscription Agreement) to the Issuer. Upon any such notice of resignation, the Secured Parties shall appoint a successor Security Agent hereunder.

(vi)	Indemnification: To the extent that the Security Agent is not reimbursed and indemnified by the Issuer or any Obligor, the Secured Parties will jointly and severally reimburse and indemnify the Security Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Security Agent in performing its duties under the Transaction Documents, or in any way relating to or arising out of the Transaction Documents, except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Security Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Security Agent, the Security Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Security Agent for costs and expenses associated with taking such action.

(B)	Rights with respect to Transaction Security

Each Secured Party agrees with all other Secured Parties and the Security Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Transaction Security, whether pursuant to any other agreement or otherwise (other than pursuant to the Transaction Documents), or take or institute any action against the Security Agent or any of the other Secured Parties in respect of the Transaction Security or its rights thereunder and (ii) that such Secured Party has no other rights with respect to the Transaction Security other than as set forth in the Security Documents.

(C)	Application of Proceeds

If the Security Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Issuer and the Obligors under the Transaction Documents, the Security Agent shall apply that payment towards the obligations of the Issuer and the Obligors under the Transaction Documents in the following order: first, in or towards payment pro rata of any unpaid fees, costs and expenses of and other amounts owing to, the Security Agent; secondly, in or towards payment pro rata of all payable amounts due but unpaid under the Notes.

(D)	Consent Threshold

Where under these Conditions, any matter is expressed to require the consent, approval, waiver or determination of the Secured Parties, such consent, approval, waiver or determination shall, except as otherwise stated, be deemed to be given or made if agreed to by the Majority Noteholders.

Subject to the other provisions in this Condition 14(Enforcement) and the Transaction Documents, at any time after the Notes have become due and repayable, Majority Noteholders may be way of resolution, at their discretion and without further notice to the Issuer, take such proceedings against the Issuer and/or enforce any security interest created or evidenced to be created to secure the obligations under the Notes as the Majority Noteholders may think fit to enforce repayment of the Notes and to enforce the provisions of these Conditions.

15	Governing Law and Submission to Jurisdiction

(A)	Governing Law

The Notes are governed by, and shall be construed in accordance with, Hong Kong law.

(B)	Jurisdiction

The courts of Hong Kong have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes (including a dispute regarding the existence, validity or termination of the Notes). Notwithstanding the foregoing, this Condition is for the benefit of both the Issuer and the holder. As a result, the holder shall not be prevented from taking proceedings relating to a dispute which may arise out of or in connection with the Notes in any other courts with jurisdictions. To the extent allowed by law, the holder may take concurrent proceedings in any number of jurisdictions.

(C)	Waiver of immunity

The Issuer waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and/or

(b)	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

16	Definitions and Interpretation

(A)	Definitions

In these Conditions, capitalized terms not otherwise defined herein shall have the same meaning ascribed to such term in the Subscription Agreement:

“Additional Shares” has the meaning given to such term in Condition 5(B);

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in Hong Kong;

“Authorised Denomination” has the meaning given to such term in Condition 1;

“Certificate” has the meaning given to such term in Condition 1;

“CCASS” has the meaning given to such term in Condition 5(B);

“Closing Price” means, in respect of a Share for any Trading Day, the closing market price published in the daily quotation sheet published by the HKSE;

“Conversion Date” has the meaning given to such term in Condition 5(B);

“Conversion Notice” has the meaning given to such term in Condition 5(B);

“Conversion Period” has the meaning given to such term in Condition 5(A);

“Conversion Price” has the meaning given to such term in Condition 5(A);

“Conversion Right” has the meaning given to such term in Condition 5(A);

“Conversion Taxes” has the meaning given to such term in Condition 5(B);

“Default” means an Event of Default or any event or circumstance specified in Condition 10 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Transaction Documents or any combination of any of the foregoing) be an Event of Default;

“Default Rate” has the meaning given to such term in Condition 4;

“Equivalent Amount” has the meaning given to such term in Condition 5(B);

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“Event of Default” has the meaning given to such term in Condition 10;

“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank, provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded;

“First Accrual Date” has the the meaning given to such term in Condition 4;

“Graphene Business” means the business of processing and sale of graphite and graphene related products carried out by the Group;

“HKSE” means The Stock Exchange of Hong Kong Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary;

“Investor” has the meaning given to such term in the Subscription Agreement;

“Interest Payment Date” has the meaning given to such term in Condition 4;

“Interest Period” has the meaning given to such term in Condition 4;

“Interest Rate” has the meaning given to such term in Condition 4;

“Interest Record Date” has the meaning given to such term in Condition 6(A);

“Issue Date” means the date of the Definitive Note Certificate to which these Conditions are attached to;

“Listing Rules” means the Rules Governing the Listing of Securities on Main Board;

“Main Board” means the main board of HKSE;

“Majority Noteholders” means, at any time, any one or more holders holding Notes or being proxies or representatives in respect of Notes and representing, in the aggregate, more than 66.67% of the aggregate principal amount of all Notes then outstanding;

“Maturity Date” has the meaning given to such term in Condition 8(A);

“New Share Equivalent Issue Price” has the meaning given to such term in Condition 5(C);

“New Share Equivalent Conversion Price” has the meaning given to such term in Condition 5(C);

“New Share Issue Price” has the meaning given to such term in Condition 5(C);

”Obligor” has the meaning given to such term in the Subscription Agreement;

“Payment Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong;

“Principal Amount Outstanding” of a Note on any date means its original principal amount less the aggregate amount of all principal amounts which had been redeemed or converted (for the avoidance of doubt, excluding any interest or premium) in respect of such Note which shall have been paid;

“Register” has the meaning given to such term in Condition 1;

“Registration Date” has the meaning given to such term in Condition 5(B);

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“Relevant Approval” has the meaning given to such term in Condition 5(D);

“Relevant Effective Date” has the meaning given to such term in Condition 5(B);

“Relevant Event” has the meaning given to such term in Condition 8(B);

“Relevant Event Redemption Date” has the meaning given to such term in Condition 8(B);

“Relevant Event Redemption Notice” has the meaning given to such term in Condition 8(B);

“Retroactive Adjustment” has the meaning given to such term in Condition 5(B);

“RMB” means Renminbi Yuan, the lawful currency of the PRC;

“Secured Party” has the meaning given to such term in the Subscription Agreement;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Security Documents” has the meaning given to such term in the Subscription Agreement;

“SFC” means the Securities and Futures Commission of Hong Kong;

“Subsidiary” means, in respect of any person (the “first person”) at any particular time, any other person (the “second person”) whose affairs and policies the first person controls or has power to control, (directly or indirectly) whether by ownership of share capital, contract, the power to appoint or remove a majority of members of the governing body of the second person or otherwise;

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Total Effective Consideration” has the meaning given to such term in Condition 5(C);

“Trading Day” means a day when the HKSE or, as the case may be an Alternative Stock Exchange (or in respect of any other security, the relevant stock exchange or securities market), is open for dealing business, provided that if no closing price is reported for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have been dealing days when ascertaining any period of dealing days;

“Transaction Security” has the meaning given to such term in the Subscription Agreement;

“Uncovered Shares” has the meaning given to such term in Condition 5(A);

“US$” or “USD” means United States dollar, the lawful currency of the United States;

“Warrant” has the meaning given to such term in the Subscription Agreement;

(B)	Construction

Unless a contrary indication appears, any reference in this Agreement to:

(i)	any “Noteholder”, any “Party”, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“outstanding” means, in relation to the Notes, all the Notes issued except (a) those which have been redeemed in accordance with these Conditions, (b) those which have been purchased and cancelled as provided in these Conditions, and (c) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Note in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the holder is removed from the Register during the conversion process); provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders and (2) determining how many Notes are outstanding for the purposes of Conditions 10 (Events of Default), 14 (Meetings of Noteholders, Modification and Waiver) and 15 (Enforcement) and Exhibit E (Provisions Governing Noteholder Meetings) those Notes which are beneficially held by or on behalf of the Issuer or any of, its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

22

(iii)	any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, other than Shareholders by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant;

(iv)	principal in respect of any Note shall, where the context so permits, be deemed to include a reference to any premium payable thereon;

(v)	"assets" includes present and future properties, revenues and rights of every description;

(vi)	a "Transaction Document" or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	"including" shall be construed as "including without limitation" (and cognate expressions shall be construed similarly);

(viii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)	“interest” includes the interest accrued at the Interest Rate and the Default Rate;

(x)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to Hong Kong time;

(xiv)	a Default is “continuing” if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived; and

(xv)	any currency other than United States dollars, except for Hong Kong dollars, shall be translated into United States dollars at the average buying and selling rate published by The Hongkong and Shanghai Banking Corporation Limited on its website at 11 a.m. on the date of determination; Hong Kong dollars shall be translated into United States dollars at the exchange rate of HK$7.75 to US$1.

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Execution Version

EXHIBIT A

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE TRANSFEREE, THE TELEPHONE AND FACSIMILE NUMBERS OF THE RELEVANT CONTACT PERSONS FOR SUCH TRANSFEREE AND THE NAMES OF AUTHORISED SIGNATORIES OF SUCH TRANSFEREE)

US$[●] (United States dollars [●]) principal amount of the Notes in respect of which this Certificate (Certificate No.: [●]) is issued, and all rights in respect thereof.

All payments in respect of the Notes hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

US$ account number: For the account of:

Dated:

Certifying Signature

Name:

Notes:

(a)	A representative of the holder of the Notes should state the capacity in which he signs, e.g. executor.

(b)	The signature of the persons effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a notary public or in such other manner as the Issuer may require.

(c)	This form of transfer should be dated as of the date it is deposited with the Issuer.

(d)	Transfers of the Notes are subject to the restrictions set out in Condition 3 and Exhibit D (Regulations Concerning the Transfer and Registration of Notes).

Exhibit A

Execution Version

EXHIBIT B

FORM OF CONVERSION NOTICE

CONVERSION NOTICE

[date]

To:	Earthasia International Holdings Ltd.泛亞環境國際控股有限公司 (the “Issuer”)

Re:	Conversion Notice in relation to the US$[*] 5.50% convertible notes due 2023 (the “Notes”), constituted by the Certificate issued in respect of the Notes as of [●] with an aggregate outstanding, principal amount of US$[●]. Capitalised terms used herein and not otherwise defined shall have their respective meanings as set forth in the Certificate and Conditions.

Dear Sirs,

We, being the holder of Notes aggregate principal amount of US$[●] (the “Notes”), hereby deliver this Conversion Notice pursuant to Condition 5(B) of the Notes and notify the Issuer of the exercise of the conversion rights set forth in Condition [5(A)(i)]/[5(A)(iv)] of the Notes to convert [all of the outstanding Notes] [such principal amount of the Notes set out below] at the prevailing Conversion Price set out below. Capitalised terms used herein shall, unless otherwise defined, meanings as given to them in the Certificate and the Conditions of the Notes.

1.	Total principal amount and certificate numbers of Notes to be converted:

Total principal amount:

Total number of Notes:

Certificate numbers of Notes:

N.B. If necessary, the certificate numbers of Notes attached need not be in consecutive serial numbers.

2.	Conversion Price on Conversion Date:

3.	Total number of Shares to be issued

4.	Name(s), address(es) and signature(s) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:

Name:

Address:

Signature:

5.	(A)	the relevant number of Shares be issued in the name(s) of the person(s) whose name(s) stand(s) on the Register as the Noteholder(s) represented by this Certificate and the certificate for such Shares be delivered to the address of the following participant of the Central Clearing and Settlement System (CCASS) operated by the Hong Kong Securities Clearing Company Limited:

Participation I.D. of the designated CCASS participant:

CCASS participants contact person:

CCASS participants contact telephone number and fax number:

Exhibit B

CCASS participants address for delivery of share certificates:

OR

(B)	I/We hereby request that the certificates for the Shares (or other securities) required to be delivered upon conversion be despatched (at my/our risk) to the person whose name and address is given below and in the manner specified below:

Name:

Address:

Manner of dispatch (if other

than by ordinary mail):

6.	I/We hereby request that a Certificate evidencing the Notes not so converted be issued in our name and be made available for collection at the principal place of business in Hong Kong of the Issuer/delivered to the address set out below by ordinary mail* in accordance with Condition 6(B)(iii).

7.	The Certificates representing the Notes converted hereby accompany this Conversion Notice.

8.	I/We confirm that any amounts (if required) to be paid by me/us as the Noteholder under Condition 5(B)(ii) have been paid.

*	(Delete as appropriate)

SIGNED for and on behalf of

[NOTEHOLDER]

by

Name:	Date:

Address:

Signature:

Notes:

(i)	This Conversion Notice will be void unless the introductory details, Sections 1, 2, 3, 4, (if applicable) 5 and 6 are completed.

(ii)	Despatch of share certificates or other securities or property will be made at the risk of the converting Noteholder.

(iii)	If an adjustment contemplated by the terms and conditions of the Notes is required in respect of a conversion of Notes where additional Shares are to be issued, certificates for the additional Shares deliverable pursuant to such adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Conversion Notice.

Exhibit B

Execution Version

EXHIBIT C

FORM OF RELEVANT EVENT REDEMPTION NOTICE

RELEVANT EVENT REDEMPTION NOTICE

[date]

To:	Earthasia International Holdings Ltd.泛亞環境國際控股有限公司(the “Issuer”)

Re:	Conversion Notice in relation to the US$[*] 5.50% secured convertible notes due 2023 (the “Notes”), constituted by the Certificate issued in respect of the Notes as of [●] 2021 with an aggregate outstanding, principal amount of US$[●]. Capitalised terms used herein and not otherwise defined shall have their respective meanings as set forth in the Certificate and Conditions.

Dear Sirs,

We, being the holder of Notes, hereby deliver this Relevant Event Redemption Notice pursuant to Condition 8(B) of the Notes Conditions and notify the Issuer of the exercise of the rights set forth in Condition 8(B) of the Notes Conditions to have all of the outstanding Notes redeemed at 125% of Principal Amount Outstanding together with accrued and unpaid interests of such Notes. Capitalised terms used herein shall, unless otherwise defined, have the same meanings as given to them in the Certificate and the Conditions of the Notes.

1.	Total principal amount and certificate numbers of Notes to be redeemed:

Total principal amount:	x 125%

Total number of Notes:

Certificate numbers of Notes:

N.B. If necessary, the certificate numbers of Notes attached need not be in consecutive serial numbers.

2.	Relevant Event Redemption Date:

3.	The Certificates representing the Notes to be redeemed hereby accompany this Relevant Event Redemption Notice.

4.	Payment in respect of the above-mentioned Notes will be made in accordance with the Conditions of the Notes.

SIGNED for and on behalf of

[NOTEHOLDER]

by

Name:	Date:

Address:

Signature:

Exhibit C

Execution Version

EXHIBIT D

REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF NOTES

1	Each Note shall be in a minimum denomination of US$500,000. Certificates, each evidencing entitlement to one or more Notes, shall be issued in accordance with the Conditions.

2	The Notes are transferable by execution of the form of transfer on each Certificate endorsed under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of a director or a duly authorised officer in writing. In this Exhibit “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.

3	The Certificate issued in respect of the Note to be transferred must be delivered for registration to the specified office of the Issuer (currently at 11/F, COFCO Tower, 262 Gloucester Road, Causeway Bay, Hong Kong) accompanied by such other evidence (including certificates and/or legal opinions) as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Note and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The signature of the person effecting a transfer of a Note shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Issuer may require.

4	The executors or administrators of a deceased holder of Notes (not being one of several joint holders) and, in the case of the death of one or more of joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Issuer as having any title to such Notes.

5	Any person becoming entitled to Notes in consequence of the death or bankruptcy of the holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require (including certificates and/or legal opinions), be registered himself as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer may retain any amount payable upon the Notes to which any person is so entitled until such person shall be so registered or shall duly transfer the Notes.

6	Unless otherwise requested by him and agreed by the Issuer, a holder of Notes shall be entitled to receive only one Certificate in respect of his holding.

7	The joint holders of a Note shall be entitled to one Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

8	The Issuer shall make no charge to the holders for the registration of any holding of Notes or any transfer of Notes or for the issue of any Certificates or for the delivery of Certificates at the principal place of business in Hong Kong of the Issuer to whom the request for registration, transfer or delivery was delivered or by uninsured post to the address specified by the holder. If any holder entitled to receive a Certificate wishes to have it delivered to him otherwise than at the principal place of business in Hong Kong of the Issuer, such delivery shall be made upon his written request to the Issuer, at his risk and (except where sent by uninsured post to the address specified by the holder) at his expense.

9	The Issuer will within five Business Days of a request to effect a transfer of a Note deliver at its principal place of business in Hong Kong to the transferee or despatch by mail (at the risk of the transferee) to such address as the transferee may request, a new Certificate in respect of the Note or Notes transferred. In the case of a transfer, conversion or redemption of fewer than all the Notes in respect of which a Certificate is issued, a new Certificate in respect of the Notes not transferred, converted or redeemed will be so delivered to the holder of the Notes to its address appearing on the register of holders of Notes.

Exhibit D

10	Notwithstanding any other provisions of this Certificate, the Issuer shall register the transfer of any Note only upon presentation of an executed and duly completed form of transfer substantially in the form set forth in Exhibit A together with any other documents thereby required.

11	The Issuer may promulgate any other regulations that it may deem reasonably necessary to facilitate the registration and transfer of the Notes.

Exhibit D

Execution Version

EXHIBIT E

PROVISIONS GOVERNING NOTEHOLDER MEETINGS

(A)            Poll

On a poll each Noteholder, proxy or representative will have a vote in respect of each Note held or for which it is a proxy or representative. All votes will be conducted by poll.

(B)            Conduct and Quorum

Any meeting of the Noteholders shall (subject to the provisions of this Exhibit and Condition 14) be convened, conducted and held in all respects as near as possible in the same way as shall be provided by the bye-laws for the time being of the Issuer with regard to general meetings of the Issuer provided that no member of the Issuer not being a director or officer of the Issuer shall be entitled to notice thereof or to attend thereat unless he is also a Noteholder and that the quorum at any such meeting shall be persons holding or representing by proxy or representative 50.1% of the principal amount of the Notes for the time being outstanding. In the event of any conflict between the bye-laws of the Issuer for the time being and Condition 14 and this Exhibit, the Conditions and this Exhibit shall prevail.

(C)            Proxies

Any Noteholder shall be permitted to appoint a proxy to represent him at any Noteholders’ meeting held in accordance with this Instrument. A proxy need not be a Noteholder and need not be a member of the Issuer. Any Noteholder wishing to appoint a proxy must deliver to the principal place of business of the Issuer in Hong Kong a notice in writing signed by the Noteholder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation stating that the Noteholder desires to appoint a proxy to represent the Noteholder at the meeting. The notice shall state the name of the proxy and the notice will only be valid if delivered to the principal place of business in Hong Kong of the Issuer at least 48 hours prior to the time appointed for the commencement of the meeting. A validly appointed proxy shall have the right to vote on a resolution or act on his or its behalf in connection with any meeting or proposed meeting. A holder of a Note which is a corporation may by delivering to the principal place of the Issuer in Hong Kong not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in Hong Kong authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Noteholders.

A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Note shall be deemed for such purposes not to be the holder.

(D)            Adjournments

If within a quarter of an hour after the time appointed for any meeting of Noteholders a quorum as set out in paragraph (B) above is not present the meeting shall stand adjourned to such day (not being less than fourteen (14) or more than twenty-eight (28) days after the date of the meeting from which such adjournment takes place) and time and place as the chairman of the meeting may determine and at the adjourned meeting the Noteholders present (whatever the amount held or represented by them) shall form a quorum. Notice of an adjourned meeting shall be given in like manner as for the original meeting and such notice shall state that the Noteholders present at such meeting whatever their number or the Notes held or represented by them will constitute a quorum for all purposes.

Exhibit E

The chairman of the meeting may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which may not lawfully have been transacted at the meeting from which the adjournment took place.

The chairman shall be selected by the Issuer, failing whom the Majority Noteholders shall be entitled to elect a chairman (who need not be a Noteholder).

The following shall be entitled to attend and vote at any meeting of Noteholders

(a)            Noteholders, proxies and representatives.

The following shall be entitled to attend any meeting of the Noteholders

(a)            Representatives of the Issuer;

(b)            The Issuer’s legal and financial advisers.

(E)            Written Resolutions

A resolution in writing signed by or on behalf of the Majority Noteholders who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as a resolution passed at a meeting of Noteholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

Exhibit E